Sol J. Barer, Ph.D. joins InspireMD Board of Directors

Founder of Celgene, 30-Plus Year Biotechnology Business Leader, Becomes Director

Tel-Aviv, June 13, 2011 – InspireMD, Inc. (OTC BB: NSPR) (“InspireMD” or the “Company”), the developer of the MGuard™ mesh protective stent system, announced today that Sol J. Barer, a biotechnology industry veteran, and the founder and former Chairman, President, COO and CEO of Celgene, a Nasdaq-Listed Company (NASD: CELG), has joined the Company’s Board of Directors.

Dr. Barer brings to InspireMD over 30 years of experience with publicly traded biotechnology companies. In 1980, when Dr. Barer was with Celanese Research Company, he formed the biotechnology group that was subsequently spun out to form Celgene. Dr. Barer spent 18 years leading Celgene as President, COO and CEO, culminating with his tenure as Celgene’s Executive Chairman and Chairman before retiring in June of 2011. Celgene’s market capitalization at his retirement was approximately $27 billion.

Dr. Barer is a Director of Amicus Therapeutics, Inc., Aegerion Pharmaceuticals, Inc. and ContraFect Corp. and serves as a senior advisor to a number of other biotechnology companies. Dr. Barer also serves as Chairman of the Board of Trustees of the Biotechnology Council of New Jersey and is on the Board of Trustees of Rutgers University, the Brooklyn College Foundation and the Tourette Syndrome Association. Dr. Barer was previously the Commissioner of the New Jersey Commission on Science and Technology. Dr. Barer holds a Ph.D. in organic chemistry from Rutgers University and a bachelor’s degree from Brooklyn College.

Asher Holzer, co-founder and President of InspireMD, commented, “It is an honor to add such an accomplished and recognized biotechnology leader like Sol Barer to our Board of Directors. I am confident we will benefit from Dr. Barer’s experience, expertise and industry relationships as we pursue FDA approval and build a first-rate sales and marketing organization. Dr. Barer’s years of developing and securing regulatory approval for life-saving and transformational products, coupled with his proven management and business expertise, will be invaluable assets for InspireMD.”

Dr. Barer added, “I am looking forward to working with InspireMD to advance patient care in addressing a currently unmet need in the treatment of heart attack patients and ultimately save lives.”

About MGuardTM Coronary

MGuardTM is a combination of a coronary stent merged with an embolic protection specifically designed for Acute MI patients. The embolic protection is comprised of an ultra-thin polymer mesh sleeve that wraps the stent. The MGuardTM coronary seeks to provide permanent embolic protection, without affecting deliverability. MGuardTM is CE Mark approved. Mesh-based protection is now recommended for use in the recent Guidelines of the Task force of Myocardial Revascularization of the European Society of Cardiology (ESC).

About InspireMD, Inc.

InspireMD is an innovative medical device company focusing on the development and commercialization of its proprietary stent system technology, MGuardTM. InspireMD intends to pursue applications of this technology in coronary, carotid and peripheral artery procedures. InspireMD’s common stock is listed on the OTC BB under the ticker symbol “NSPR”.

Forward-looking Statements:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multi-national companies, (v) product liability claims, (vi) our limited manufacturing capabilities and reliance on subcontractors for assistance, (vii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (viii) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (ix) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (x) our reliance on single suppliers for certain product components, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xi) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Registration Statement on Form S-1 filed with the SEC on June 16, 2011. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Company Contact:
www.inspire-md.com
Jonina Ohayon
Marketing Director
jonina@inspire-md.com
OTC BB: NSPR

Investor Contact:
Jeffrey Stanlis
Partner, Hayden IR
jeff@haydenir.com
(602) 476-1821